Exhibit 3.1
BYLAWS
of
LANDAMERICA FINANCIAL GROUP, INC.
(Amended and Restated November 3, 2008)

Incorporated under the Laws of the
Commonwealth of Virginia

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Virginia Office. The principal office of the Corporation in the Commonwealth of Virginia shall be located in the Richmond metropolitan area.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the Commonwealth of Virginia at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the third Tuesday in May of each year at the Corporation’s principal office or on such other date and at such other place, and at such time, as may be fixed by resolution of the Board of Directors.

SECTION 2.2. Special Meetings. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the shareholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

SECTION 2.3. Place of Meeting. The Board of Directors may designate the place of meeting for any annual meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any special meeting of the shareholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.4. Notice of Meeting. Written notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the shareholders may be postponed, and (unless the Articles of Incorporation otherwise provides) any special meeting of the shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 2.6. Organization and Order of Business. At all meetings of the shareholders, the Chairman of the Board, or in the absence of the Chairman of the Board, any Vice-Chairman of the Board, or in the absence of either of such officers, the Chief Executive Officer, or in the absence of such officer, the President shall act as chairman. In the absence of all of the foregoing officers (or, if present, with their consent), a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman. The Secretary of the Corporation or, in the Secretary’s absence, an assistant secretary, shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor any assistant secretary is present, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the determination of the order of business, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

At each annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  Business may only be properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by a shareholder of the Corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6; provided, however, that the nomination and the election of directors is exclusively governed by Section 3.4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting the following information, correct and complete as of the date of the notice: (a) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business; (ii) the name and address of such beneficial owner, if any; (iii) a representation that the shareholder intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice; (iv) the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (v) a description of the material characteristics of any of the following that may exist: (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the shareholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote any shares of any security of the Corporation; (3) any short interest in any security of the Corporation (for purposes of this Section 2.6 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (4) any rights to dividends owned beneficially by the shareholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation; (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; or (6) any performance-related fees (other than an asset-based fee) that the shareholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the shareholder’s or the beneficial owner’s, if any, immediate family sharing the same household; (c) a description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder; (d) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (e) any material interest of the shareholder or the beneficial owner, if any, in such business. The information in the shareholder notice shall be updated with information current as of the record date by the shareholder and beneficial owner, if any, not later than 10 days after the record date of the applicable meeting.

Notwithstanding anything in the Bylaws to the contrary, with the exception of Section 3.4, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The chairman of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 2.6, declare such determination to the meeting and the business not properly brought before the meeting shall not be transacted.

Subject to the rights of the holders of Preferred Stock, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting by or at the direction of the Chairman of the Board or the Board of Directors.  To the extent that the business brought by such parties includes the election of directors, then the provisions of Section 3.4 shall exclusively govern the nomination and election of such directors.

In addition to the provisions of this Section 2.6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6. Nothing in this Section 2.6 shall be construed to require that any proposal be included on the proxy card disseminated by the Corporation with respect to any meeting or in any proxy statement filed in connection therewith. For the avoidance of doubt, this Section 2.6 shall apply to all business to be conducted at a shareholder meeting, except as provided in Section 3.4, irrespective of whether such business is intended to be included in the Corporation’s proxy statement, a competing proxy solicitation, or otherwise.

The Secretary of the Corporation shall deliver each such shareholder’s notice containing the information required by this Section 2.6 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

SECTION 2.7. Record Date. The Board of Directors may fix in advance a date as the record date for the purposes of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, such date not to be more than 70 days preceding the date on which the particular action requiring such determination of the shareholders is to be taken.

SECTION 2.8. Voting. A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid  after eleven (11) months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation. Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such proxy.

SECTION 2.9. Appointment of Proxies. A shareholder or the shareholder's duly authorized agent or attorney-in-fact may appoint another person or persons to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. An electronic transmission shall contain or be accompanied by information from which the inspectors of election can determine that the shareholder, the shareholder's agent or the shareholder's attorney-in-fact authorized the transmission. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.10. Inspectors. At every meeting of the shareholders for election of directors, one or more inspectors shall be appointed by the chairman of the meeting to ascertain the number of shares outstanding and the voting powers of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and perform such other duties as may be required by law. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 3.2. Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. The directors shall be divided into three classes as nearly equal in number as reasonably possible with each class standing for election sequentially every third year.

SECTION 3.3. Term of Office and Qualification. Each director elected pursuant to these Bylaws shall serve for a term of three years and until a successor shall have been duly elected. No person may stand for election as a director if that person has attained the age of seventy (70) years.

SECTION 3.4. Nomination and Election of Directors. At each annual meeting of shareholders, the shareholders entitled to vote shall elect those directors standing for election at such meeting. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3.4. Nominations of persons for election to the Board of Directors may be made (a) by the Board of Directors or any committee designated by the Board of Directors or (b) by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders who complies with the notice procedures set forth in this Section 3.4. For shareholder nominations to be properly brought before a shareholder meeting the nominating shareholder must have given to the Secretary of the Corporation a timely written notice thereof containing the information set forth this Section 3.4. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 90 days before the date of the applicable annual meeting or (c) with respect to any special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Each such shareholder’s notice shall set forth the following information, correct and complete as of the date of the notice: (a) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder; (ii) the name and address of such beneficial owner, if any; (iii) a representation that the shareholder and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (iv) the class and number of shares of stock of the Corporation beneficially owned, directly or indirectly, by the shareholder and by such beneficial owner, if any; and (v) a description of the material characteristics of any of the following that may exist: (1) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the shareholder or the beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote any shares of any security of the Corporation; (3) any short interest in any security of the Corporation (for purposes of this Section 3.4 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (4) any rights to dividends owned beneficially by the shareholder or the beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation; (5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or the beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; or (6) any performance-related fees (other than an asset-based fee) that the shareholder or the beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of the shareholder’s or the beneficial owner’s, if any, immediate family sharing the same household; (c) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors: (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (d) a description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination by the shareholder; (e) any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (f) any material interest of the shareholder or the beneficial owner, if any, in such nomination. The information in the shareholder notice shall be updated with information current as of the record date by the shareholder and beneficial owner, if any, not later than 10 days after the record date of the applicable meeting.

Any proposed nominee shall promptly furnish to the Corporation such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

In addition to the provisions of this Section 3.4, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4. Nothing in this Section 3.4 shall be construed to require that any nomination be included on the proxy card disseminated by the Corporation with respect to any meeting or in any proxy statement filed in connection therewith. For the avoidance of doubt, this Section 3.4 shall apply to all director nominations intended to be brought before a shareholder meeting irrespective of whether any such nomination is intended to be included in the Corporation’s proxy statement, a competing proxy solicitation, or otherwise.

The Secretary of the Corporation shall deliver each such shareholder’s notice containing the information required by this Section 3.4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review. Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a shareholder’s notice of nomination. The chairman of the meeting of shareholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Section 3.4, declare such determination to the meeting and the defective nomination shall be disregarded.

SECTION 3.5. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.6. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, any Vice-Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.7. Notice. Notice of any special meeting of directors shall be given to each director at the director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, electronic mail or other electronic transmission or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

SECTION 3.8. Action by Consent of Board of Directors. Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if each member of the Board or committee, as the case may be, signs a consent describing the action to be taken and delivers it to the Corporation.

SECTION 3.9. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10. Quorum. Subject to Section 3.11, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.11. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next shareholders’ meeting at which directors are elected and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.7 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 3.13. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

SECTION 3.14. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.1. Elected Officers. The Board of Directors may elect officers of the Corporation as it deems proper including but not limited to a Chairman of the Board of Directors, a Vice-Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Chairman of the Board and any Vice-Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors may assign such additional titles to one or more of the officers as they deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited by law. The Board or any committee thereof may from time to time elect, or the Chairman of the Board, the Chief Executive Officer or the President, may appoint, such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, the Chief Executive Officer or the President, as the case may be.

SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until a successor shall have been duly elected and shall have qualified or until the officer’s death or until the officer shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, the Chief Executive Officer or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and shall perform such other duties as are properly assigned by the Board of Directors.

SECTION 4.4. Vice-Chairman of the Board. The Vice-Chairman of the Board shall, in the absence of or because of the inability to act of the Chairman, preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and shall perform such other duties as are properly assigned by the Board of Directors.

SECTION 4.5. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly assigned by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors, and of any committee thereof, are carried into effect. The Chief Executive Officer shall, in the absence of or because of the inability to act as the Chairman of the Board, perform all of the duties of the Chairman of the Board including, in the absence of any Vice-Chairman of the Board, presiding at all meetings of shareholders and of the Board of Directors.

SECTION 4.6. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

SECTION 4.7. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be properly assigned by the Board of Directors.

SECTION 4.8. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity and shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.9. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and shall cause such funds to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties as shall be properly assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 4.10. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders and shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. The Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be properly assigned by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 4.11. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board, the Chief Executive Officer or the President may be removed by the appointing officer whenever, in the appointing officer’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of the officer’s successor, the officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.12. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board, the Chief Executive Officer or the President because of death, resignation or removal may be filled by the Chairman of the Board, the Chief Executive Officer or the President, as the case may be.

ARTICLE V

EVIDENCE OF SHARES

SECTION 5.1. Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President designated by the Board and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar on the date of issue.

SECTION 5.2. Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfers of shares and/or of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares, if any, accompanied by written assignments given by the record owners thereof or their attorneys-in-fact.

SECTION 5.3. Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of any certificate representing the shares or has been otherwise communicated in accordance with the requirements of law. Unless so noted or communicated, a restriction is not enforceable against a person without knowledge of the restriction.

SECTION 5.4. Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

SECTION 5.5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts that would cause the Corporation’s actions in registering the transfer to amount to bad faith.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

SECTION 6.3. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal” and “Commonwealth of Virginia” and the year of incorporation, and around the margin thereof the words “LandAmerica Financial Group, Inc.”

SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Audit Committee of the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the shareholders to make any such resignation effective.

SECTION 6.7. Use of Masculine. Whenever a masculine term is used in these Bylaws, it shall be deemed to include the feminine.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.1. Contracts. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President of the Corporation may delegate contractual powers to others under such officer’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as may be deemed necessary or proper under the circumstances.

ARTICLE VIII

AMENDMENTS

SECTION 8.1. Amendments. Subject to the provisions of the Articles of Incorporation, the shareholders of the Corporation may amend or repeal these Bylaws. The Board of Directors may amend or repeal these Bylaws except to the extent that the Articles of Incorporation reserve that power exclusively to the shareholders, or the shareholders in amending, repealing or adopting a bylaw expressly provide that the Board of Directors may not amend, repeal or reinstate that bylaw, or as otherwise provided by law. Notice for a meeting of the Board of Directors to take action under this Section 8.1 shall be given not less than two days prior to the meeting.

ARTICLE IX

EMERGENCY BYLAWS

    SECTION 9.1. Emergency Bylaws. If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these Bylaws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1. Section 3.11 of Article III shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these Bylaws.

Section 2. The first sentence of Section 3.6 of Article III shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of the Chairman of the Board or of the Chief Executive Officer, of the President or any director or of any person having the powers and duties of the Chairman of the Board, the Chief Executive Officer or the President.

Section 3. Section 3.10 of Article III shall read as follows:

The directors present at any regular or special meeting called in accordance with these Bylaws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors; provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance.